Exhibit 99.2

AMENDMENT TO BY-LAWS

February 25, 2008

Article II, Section 1 shall be deleted and the following shall be inserted in lieu thereof:

“Section 1. Number of Directors. Until changed in accordance with the provisions of Article IX, below, the number of Directors of the Corporation shall be nine (9).”